EXHIBIT 23.2

                               to

                     REGISTRATION STATEMENT

                               on

                            FORM S-8

                 Consent of Independent Auditors



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1996 Stock Option and Incentive Plan of Halter Marine Group, Inc. of our report dated May 8, 1997 (except for Note 15, as to which the date is May 16, 1997) with respect to the consolidated financial statements of Halter Marine Group, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.



                                             /s/ERNST & YOUNG LLP


New Orleans, Louisiana
September 15, 1997